      THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT

      SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S- IN THIS PROSPECTUS SUPPLEMENT.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell notes and certificates only if accompanied by the prospectus.

                                                                       VERSION 3
                 SUBJECT TO COMPLETION, DATED           ,

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED           ,

CAPITAL AUTO RECEIVABLES ASSET TRUST        -SN[1]
$                     Asset Backed Notes
[$                     Asset Backed Certificates]

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                       The trust will issue the following classes of notes and certificates:

                            --------------------------------------------------------------------------------------
                                                                  CLASS A NOTES
                                                   --------------------------------------------
                                                     A-1 NOTES       A-2 NOTES      A-3 NOTES       CERTIFICATES
                            --------------------------------------------------------------------------------------
                             Principal Amount
                            --------------------------------------------------------------------------------------
                             Interest Rate
                            --------------------------------------------------------------------------------------
                             Final Scheduled
                             Distribution Date
                            --------------------------------------------------------------------------------------
                             Price to Public
                            --------------------------------------------------------------------------------------
                             Underwriting
                             Discount
                            --------------------------------------------------------------------------------------
                             Proceeds to Seller
                            --------------------------------------------------------------------------------------

                       CREDIT ENHANCEMENT

                       - [Reserve Account]

                       - Certificates Subordinated

                       - Termination Value Insurance

This prospectus supplement and the accompanying prospectus relate only to the offering of the [Class A-1,] Class A-2 and Class A-3 notes [and the certificates]. [The Class A-1 notes [and the certificates] are not offered under these documents.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  Underwriters

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes and certificates in two separate documents:

          (a) the accompanying prospectus, which provides general information and terms of the securities, some of which may not apply to a particular series of securities, including your series.

          (b) this prospectus supplement, which will provide information regarding the pool of secured notes, including the leases and leased vehicles securing the secured notes, held by the trust and specify the terms of your series of securities.

     IF THE TERMS OF YOUR SERIES OF SECURITIES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the securities in any state where their offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     We include cross references in this prospectus supplement to captions under which you can find additional, related discussions. The following table of contents provides the pages at which these captions are located.

     In this prospectus supplement, "we," "us" and "our" refer to the seller, Capital Auto Receivables, Inc.

     The definitions of many of the terms used in this prospectus supplement are contained in the "Glossary" at the end of this prospectus supplement.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
PROSPECTUS SUPPLEMENT

SUMMARY CHARTS..............................................     S-1
SUMMARY OF TERMS............................................     S-3
RISK FACTORS................................................     S-8
THE TRUST...................................................    S-16
THE POOL OF SECURED NOTES...................................    S-16
TERMINATION VALUE INSURANCE.................................    S-21
THE TERMINATION VALUE INSURER...............................    S-23
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................    S-25
RESIDUAL VALUES.............................................    S-35
THE NOTES...................................................    S-36
THE CERTIFICATES............................................    S-37
THE TRANSFER AND SERVICING AGREEMENTS.......................    S-38
ERISA CONSIDERATIONS........................................    S-41
FEDERAL INCOME TAX CONSEQUENCES.............................    S-42
PLAN OF DISTRIBUTION........................................    S-42
LEGAL OPINIONS..............................................    S-43
GLOSSARY....................................................    S-44
PROSPECTUS

THE TRUSTS..................................................       3
THE OWNER TRUSTEE...........................................       4
THE SELLER..................................................       4
THE SERVICER................................................       5
THE POOLS OF SECURED NOTES..................................       6
DESCRIPTION OF AUTO LEASE BUSINESS..........................       9
SERVICING OF MOTOR VEHICLE LEASES...........................      12
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................      14
USE OF PROCEEDS.............................................      15
THE NOTES...................................................      15
THE CERTIFICATES............................................      22
INFORMATION REGARDING THE SECURITIES........................      23
THE TRANSFER AND SERVICING AGREEMENTS.......................      29
LEGAL ASPECTS OF THE SECURED NOTES AND THE LEASES SECURING
  THE SECURED NOTES.........................................      46
FEDERAL INCOME TAX CONSIDERATIONS...........................      51
STATE AND LOCAL TAX CONSEQUENCES............................      63
ERISA CONSIDERATIONS........................................      63
PLAN OF DISTRIBUTION........................................      64
LEGAL OPINIONS..............................................      65
WHERE YOU CAN FIND MORE INFORMATION.........................      65

                  SUMMARY OF TRANSACTIONS PARTIES [FLOW CHART]

                                  [FLOW CHART]

                                SUMMARY OF TERMS

     The following summary highlights selected information from this document and provides a general overview of relevant terms of the securities. To understand all of the terms of this offering, you should read carefully this prospectus supplement and the accompanying prospectus.

THE PARTIES

Issuer or Trust

Capital Auto Receivables Asset Trust      -SN[1], a Delaware business trust
formed by the Seller.

Seller

Capital Auto Receivables, Inc. or CARI, a wholly-owned subsidiary of General Motors Acceptance Corporation.

Servicer

General Motors Acceptance Corporation or GMAC, a wholly-owned subsidiary of General Motors Corporation.

Owner Trustee

Indenture Trustee

Termination Value Insurer

National Union Fire Insurance Company of Pittsburgh, Pa., known as NUFI, a wholly-owned subsidiary of American International Group, Inc. NUFI currently has a financial strength rating of "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service Inc.

THE NOTES

The trust will issue the following classes of notes:

-------------------------------------------------
               AGGREGATE PRINCIPAL      INTEREST
  CLASS              AMOUNT               RATE
-------------------------------------------------
   A-1                  $
-------------------------------------------------
   A-2                  $
-------------------------------------------------
   A-3                  $
-------------------------------------------------

Interest Payments

The trust will pay interest on the notes monthly, on the 15th day of each month (or on the next business day), which we refer to as the distribution date. The
first distribution date is      ,      .

The trust will pay interest on the Class A-1 notes based on a [360-day year and the actual days elapsed in the related accrual period] and the Class A-2 and Class A-3 notes based on a [360-day year consisting of twelve 30- day months].

Interest payments on all classes of notes will have the same priority.

The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

Principal Payments

The trust will pay principal on the notes monthly on each distribution date.

The trust will make principal payments based on the amount of collections and defaults on the secured notes during the prior month. The prospectus and this prospectus supplement describe how the available funds are allocated to principal payments.

Principal payments on the notes will be made in the order of priority listed below. On each distribution date, except as described below, the trust will distribute all of the funds available to pay principal:

(1) to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2) to the Class A-2 notes, until the Class A-2 notes are paid in full; and

(3) to the Class A-3 notes, until the Class A-3 notes are paid in full.

Notwithstanding the above, on each distribution date after an event of default occurs and the notes are accelerated, principal payments on the notes will be made ratably to all noteholders, based on the outstanding principal balance of the notes.

All unpaid principal on a class of notes will be due on the final scheduled distribution date for that class set forth on the cover of this prospectus supplement. [Failure to pay a class of notes in full on its final scheduled distribution date will result in an event of default.]

When the total principal balance of the secured notes declines to less than 10% of the initial value of the secured notes, the secured note servicer may repurchase all of the remaining secured notes. If the secured note servicer repurchases the secured notes, the outstanding notes will be redeemed at a price equal to their remaining principal balance plus accrued and unpaid interest.

THE CERTIFICATES

The trust will issue      % asset backed certificates with an aggregate initial
certificate balance of $          . Payments with respect to the certificates
will be made as described in this prospectus supplement and are subordinated to payments on the notes to the extent described in this prospectus supplement.

[We will initially retain the certificates.] [We will initially retain
certificates with an initial certificate balance of $          .]

THE TRUST PROPERTY

The primary assets of the trust will consist of a pool of non-recourse secured notes currently owned by GMAC. Each secured note is secured by a first priority perfected security interest in a new or used General Motors automobile or light truck and a related lease. The terms of each lease must meet specified requirements. Each lease and related leased vehicle was originated by GMAC, as origination agent for Central Originating Lease Trust, known as COLT. A lease and related leased vehicle is also referred to as a lease asset. COLT is a special purpose Delaware business trust formed for the purpose of acquiring leases and leased vehicles. COLT finances the acquisition of leases and leased vehicles in the ordinary course of business by issuing these non-recourse secured notes to GMAC.

On or before the date the securities of a series are issued, GMAC will sell a pool of secured notes to us under a secured note pooling and servicing agreement. We will, in turn, sell them to the trust under a secured note trust sale and servicing agreement. The secured notes to be sold by GMAC to us and by us to the trust will be selected based on criteria specified in the secured note pooling and servicing agreement. The trust will use collections on the secured notes to pay interest and principal to holders of each class of securities. The trust will grant a security interest in the secured notes and other trust property to the indenture trustee on behalf of the noteholders.

The property of the trust will include:

- the secured notes and all moneys received on the secured notes on or after the
  cutoff date of           ,      , including:

- proceeds from the termination value insurance policy relating to the leases and leased vehicles securing the secured notes;

- proceeds from other insurance policies, guarantees and similar obligations relating to the leases and leased vehicles securing the secured notes; and

- security interests in payments under leases and amounts received upon the sale or transfer of the related leased vehicles;

- assets related to the secured notes, including security interests in the related leases and leased vehicles;

- specified rights we have under the secured note pooling and servicing agreement with GMAC; and

- all rights of the trust under the secured note trust sale and servicing agreement with us.

The aggregate principal balance of the secured notes as of the cutoff date was
$          .

PRIORITY OF DISTRIBUTIONS

The trust will distribute available funds in the following order of priority:

(1) servicing fee payments and prior advances to the secured note servicer;

(2) interest on the notes;

(3) interest on the certificates;

(4) principal on the notes;

(5) principal on the certificates; and

[(6) deposits into the reserve account.]

If an event of default resulting from a payment default occurs and the notes are accelerated, the trust will pay the notes in full before making any interest payments on the certificates or any payments with respect to the certificate balance.

CREDIT ENHANCEMENT

Termination Value Insurance

The property of the trust includes its rights as holder of the secured notes to proceeds of termination value insurance for the leases and leased vehicles securing the secured notes. NUFI currently provides this insurance. The termination value insurance provides 100% loss coverage, subject to an overall cap for all lease assets held by COLT, on each lease and leased vehicle securing the secured notes held by the trust, if there is a deficiency in proceeds of sale of a leased vehicle when the lease terminates. These deficiencies may be caused by a lease default or the lease servicer's failure to obtain the full residual value of the leased vehicle at lease termination.
As of                ,      , the maximum amount of termination value insurance
available on all lease assets held by COLT was $          , representing      %
of all the lease assets held by COLT. As of                ,      , there were
$          lease assets securing the secured notes, which represents      % of
all the lease assets held by COLT that benefit from the termination value insurance.

[Reserve Account

On the closing date, we will deposit $          in cash or eligible investments
into the reserve account. Additional amounts will be added on each distribution date if the account falls below a specified reserve amount.

To the extent that funds from principal and interest collections on the secured notes are not sufficient to pay the basic servicing fee and to make required distributions on the notes and the certificates, the trust will withdraw cash from the reserve account for that purpose.

On any distribution date, after the trust pays the total servicing fee and makes all deposits or payments due on the notes and the certificates, the amount in the reserve account may exceed the specified reserve amount. If so, the trust will pay us the excess.]

Termination Reserve Account

All pools of secured notes, including the secured notes sold to the trust, also benefit from a termination reserve account, which covers deficiencies on the sale of leased vehicles when the leases terminate. The termination reserve account also provides a source of funds to pay NUFI's fees as termination value insurer or for reimbursement of termination payments made by NUFI if NUFI has not received them from lease collections. The termination reserve account is funded by excess proceeds, if any, from the sale of leased vehicles when the leases terminate.

Subordination

Payments on the certificates issued by the trust will be subordinated to payments on the notes to the extent described in this prospectus supplement and, thus, provide credit enhancement for the notes. In addition, the notes and certificates offered under this prospectus supplement benefit from the subordination of payments on the equity certificates issued by COLT to payments on the related secured notes that secure the notes and certificates offered under this prospectus supplement.

The COLT equity certificateholders will not receive any interest or principal payments with respect to a particular lease and leased vehicle if there is a default in payment or interest or principal on the secured note relating to that lease and leased vehicle. Such a payment default may arise if any funds in the termination reserve account are depleted and the limits of the termination value insurance are reached. 96.90% of the stipulated market value of each lease and leased vehicle securing a secured note is funded at origination by secured notes. The remaining 3.10% is funded by COLT equity certificates.

SERVICING AND SERVICING FEES

GMAC will act as servicer of the secured notes for the trust. In that capacity, GMAC will handle all collections, administer defaults and delinquencies and otherwise service the secured notes. The trust will pay GMAC, as secured note servicer, a monthly fee equal to one-twelfth of [0.25%] of the total value of the secured notes as of the first day of the preceding month. As secured note servicer, GMAC will also receive additional servicing compensation in the form of investment earnings.

GMAC also services the leases and leased vehicles securing the secured notes. As lease servicer, GMAC receives a basic servicing fee and a supplemental servicing fee on each distribution date out of collections on the lease assets. These amounts are paid by COLT, as the owner of the leases and related leased vehicles, and not from trust assets. The basic servicing fee is equal to one-twelfth of 1.75% of the then-stipulated market value of each lease asset.

TAX STATUS

In the opinion of Mayer, Brown & Platt, special tax counsel, the [Class A-1 notes,] the Class A-2 notes and the Class A-3 notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

[In the opinion of Mayer, Brown & Platt, special tax counsel, the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead should be classified as a grantor trust for federal income tax purposes. The certificates should therefore be trust certificates representing equity interests in the trust.]

[Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes.]

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the notes. An employee benefit plan should consult with its counsel before purchasing the notes.

Subject to the considerations discussed under "ERISA Considerations," the certificates may not be acquired by any employee benefit plan subject to ERISA or by an individual retirement account.

RATINGS

We will not issue the notes unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

[We will not issue the certificates unless they are rated at least in the "AA" category for long-term obligations or its equivalent by at least one nationally recognized rating agency.]

We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

A rating is not a recommendation to buy the notes [or certificates]. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full [or make full distributions of certificate balance]. The rating does not consider the prices of the notes [or the certificates], their suitability to a particular investor or the timing of principal payments [or distributions of certificate balance]. [In particular, the rating does not address whether any notes [or certificates] will be paid in full on their final scheduled distribution date.]

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the securities offered by this prospectus supplement.

FINAL PAYMENT ON A SECURED
NOTE IS DEPENDENT ON SALE
PROCEEDS AT TERMINATION OF
THE
RELATED LEASE                    The primary source of payment on each secured
                                 note is the lease and leased vehicle securing that secured note. If the net sale proceeds from the leased vehicle received upon termination of the lease are less than: (1) the residual value established by GMAC, as origination agent for COLT, when the lease was originated, (2) amounts in the termination reserve account and (3) proceeds from the termination value insurance, there may be insufficient funds to pay the secured note in full. The trust, as the holder of the secured notes, will benefit from the termination value insurance and the termination reserve account described in the prospectus and this prospectus supplement.

                                 GMAC's per unit loss rate on leases such as those which secure the secured notes is a function of the residual value stated in the lease contract and the market value and net sale proceeds received for the related leased vehicle upon its sale. GMAC, as origination agent for COLT, establishes the residual value at the time of lease origination based on instructions GMAC provides to dealers. Residual value represents the estimated wholesale market value of the leased vehicle at the end of the lease term, as adjusted by any GM or GMAC programs in effect from time to time designed to encourage the lease of vehicles. For a description of how GMAC sets residual values, see "Description of Auto Lease Business--Residual Values" in the prospectus. We can make no assurance as to how closely the residual value of a leased vehicle securing a secured note established at lease origination, will approximate the fair market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it to GMAC. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned to GMAC which would result in a loss on the sale of that leased vehicle.

YOUR PAYMENTS MAY BE
AFFECTED BY LEASES AND LEASED
VEHICLES SECURING SECURED
NOTES NOT PURCHASED BY THE
TRUST The amount that NUFI must pay under the termination value insurance for claims on the leases and leased vehicles securing the secured notes sold to the trust will depend on the amount of losses incurred on all the leases and leased vehicles that secure all the secured notes outstanding from time to time, whether or not the secured notes are owned by the trust. When a loss is incurred on a lease in a pool of leases and leased vehicles securing a pool of secured notes, claims are paid, first, from gains on other leases and leased vehicles in that pool and, second, from gains on any leases and leased vehicles owned by COLT and securing other secured notes. Then any funds available in the termination reserve account, which support all the secured notes issued by COLT, pay unpaid claims on all the pools of leases and leased vehicles based on a proportionate allocation among all the pools. Finally, unpaid claims on all pools of leases and leased vehicles are paid by the termination value insurer under the termination value insurance based on a proportionate allocation of its then outstanding commitment among all the pools of leases and leased vehicles securing secured notes. Later recoveries, if any, on leases and leased vehicles for which claims have been made against the termination value insurance will be allocated to reinstate the termination value insurer's commitment under the termination value insurance. Thus, the performance of leases and leased vehicles in pools other than the pool underlying the secured notes held by the trust could negatively affect the pool of leases and leased vehicles underlying the secured notes held by the trust. If (1) losses on lease terminations exhaust funds in the termination reserve account and coverage under the termination value insurance, and (2) these losses create shortfalls on the secured notes held by the trust, and (3) these shortfalls exceed amounts [on deposit in the reserve account for this transaction] and, in the case of notes, otherwise payable to certificateholders, you will experience reductions in payments on your securities.

FAILURE TO COMPLY WITH
CONSUMER PROTECTION LAWS
GOVERNING THE LEASES SECURING
THE SECURED NOTES COUPLED
WITH OUR LIMITED OBLIGATIONS
COULD REDUCE OR DELAY
PAYMENTS ON YOUR SECURITIES      Numerous federal and state consumer protection
                                 laws, including the federal Consumer Leasing
                                 Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve
                                 System, impose requirements on lessors and servicers of retail lease contracts of the type that secure each secured note. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the lessor, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Many states have adopted "Lemon Laws" that provide vehicle users, including lessees such as those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the lease of a substandard leased vehicle and/or could require the refund of all or a portion of payments previously paid on it.

                                 We, GMAC and our affiliates are generally not obligated to make any payments to you with respect to your securities and do not guarantee payments on the secured notes or your securities. However, GMAC, as seller of the secured notes, will make representations and warranties to us with respect to the characteristics of the secured notes, including that the leases securing the secured notes comply in all material respects with all requirements of law. These representations and warranties will then be assigned by us to the trust. If GMAC breaches those representations and warranties, it may be required to repurchase any affected secured notes from the trust. If GMAC fails to repurchase such secured notes, you might experience reductions and/or delays in payments on your securities.

PRINCIPAL ON YOUR SECURITIES
MAY BE RETURNED SOONER OR
LATER THAN EXPECTED              Events that could result in principal being
                                 paid on your securities later than expected include:

                                 - delinquencies or losses on the leases and
                                   leased vehicles securing the secured notes, which are not covered by a lease servicer advance or termination value insurance;

                                 - slower than expected early terminations of
                                   the leases securing the secured notes; or

                                 - extensions or deferrals on leases securing
                                   the secured notes, which are not covered by a lease servicer advance or termination value insurance.

                                 Events that could result in principal being paid on your securities sooner than expected include:

                                 - higher than expected defaults on the leases
                                   and leased vehicles securing the secured notes, which are covered by termination value insurance; or

                                 - faster than expected early terminations on
                                   the leases securing the secured notes,
                                   including early terminations that result in termination payments under the termination value insurance.

                                 Although the lease servicer is obligated to make advances as described in "The Transfer and Servicing Agreements-Servicer Advances-Lease
                                 Servicer Advances" in the prospectus, we can make no assurances as to whether the lease servicer will make an advance or, if an advance is made, whether that advance will be sufficient to reduce the outstanding principal balance on the notes or certificates to zero by the expected maturity date for your securities. The rate at which payments may be made on your securities will be affected by the payment, early termination, liquidation and extension experience of the leases and leased vehicles securing the secured notes, which cannot be predicted.

                                 Early termination of the leases securing the secured notes may occur at any time without penalty. In addition, early termination may occur as a result of defaults or from proceeds of credit life, disability or physical damage insurance. A partial prepayment on a lease securing a secured note will be retained by the lease servicer until these payments would otherwise be due and, thus, will not affect the timing of principal payments on the notes and certificates. We or GMAC may also be required to repurchase or purchase secured notes from the trust in specified circumstances. The secured note servicer has the right to purchase all remaining secured notes from the trust under its optional purchase right.

                                 Each secured note prepayment, lease early termination, or repurchase or purchase described above will shorten the average life of your securities. A variety of unpredictable economic, social and other factors influence early termination rates. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment in full or repurchase of the secured notes held by the trust.

THE LIMITED NATURE OF THE
TRUST ASSETS COULD REDUCE OR
DELAY PAYMENTS ON YOUR
SECURITIES                       The trust will not have any significant assets
                                 or sources of funds other than its secured notes[, its rights in the reserve account] and its rights as a holder of the secured notes in the termination value insurance and any proceeds of the termination reserve account, all as specified in the prospectus and this prospectus supplement. The securities will not be insured or guaranteed by us, GMAC, the owner trustee, the indenture trustee, any of their or our affiliates or any other person or entity.
                                 You must rely on payments on the secured [notes and on the reserve account] for repayment of your securities.

                                 In addition, with respect to any defaults in lease payments on the leases securing the secured notes, which include recovery of the residual value of the related leased vehicles, you may have to look to the related lessees and the proceeds from the repossession and sale of the related leased vehicles. If these proceeds are insufficient to repay the secured notes securing your securities, you will need to look to any funds in the termination reserve account and the termination value insurance, which enhance all the leases and leased vehicles securing all pools of secured notes. The trust, as the holder of the secured notes, will have the benefit of any funds in the termination reserve account and the termination value insurance described in the prospectus and this prospectus supplement. The amounts payable under the termination value insurance and from any amounts in the termination reserve account will depend on the amount of losses incurred on all pools of leases and leased vehicles that secure secured notes, whether or not these secured notes are sold to the trust. However, if deficiencies under all secured notes exhaust any funds in the termination reserve account and coverage under the termination value insurance, and these deficiencies exceed [amounts on deposit in the reserve account for this transaction and], in the case of notes, amounts otherwise payable to certificateholders, you might experience reductions in payments on your securities.

A RATINGS DOWNGRADE OF THE
TERMINATION VALUE INSURER
COULD CAUSE A RATINGS
DOWNGRADE ON YOUR SECURITIES.
A FAILURE TO PAY BY THE
TERMINATION VALUE INSURER
COULD DELAY OR REDUCE
PAYMENT ON YOUR SECURITIES       NUFI will be the termination value insurer for
                                 all secured notes issued on or before the cutoff date, including those owned by the trust. NUFI's termination payments are intended to protect each holder of secured notes from termination value risk and credit losses on the underlying leases and leased vehicles subject to an aggregate loss limit. The financial strength rating of NUFI is currently "AAA" by Standard & Poor's Ratings Services and "Aaa" by
                                 Moody's Investors Service, Inc. If NUFI's rating is downgraded, there is no requirement that we find another termination value insurer or that NUFI provide cash collateral to fund its commitment. In this situation, there could be a downgrade of the rating on your securities. In addition, if NUFI fails to make required termination payments, there could be a shortfall or delay in payments on your securities.

THE POSSIBLE BANKRUPTCY OF
GMAC COULD REDUCE OR DELAY
PAYMENTS ON YOUR SECURITIES      If GMAC were to file for bankruptcy under the
                                 federal bankruptcy code or any state insolvency laws, a court could, (1) consolidate our assets and liabilities with those of GMAC, (2) decide that the sale of the secured notes to us was not a "true sale" or (3) disallow a transfer of secured notes prior to the bankruptcy. However, in the opinion of Mayer, Brown & Platt, our special counsel, in a properly presented and decided case, a court will not take these actions. Thus, the secured notes might become part of GMAC's bankruptcy estate, in which case you might experience reductions and/or delays in payments on your securities.

THE ABSENCE OF A SECONDARY
MARKET COULD LIMIT YOUR
ABILITY TO RESELL YOUR
SECURITIES                       The underwriters may assist in the resale of
                                 securities, but they are not required to do so.
                                 A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

THE RATINGS OF THE SECURITIES
MAY BE REVISED OR WITHDRAWN      The securities will be issued only if they
                                 receive the required rating. A rating is not a recommendation to buy, sell or hold the securities. The ratings may be revised or withdrawn at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled distribution date. If a rating agency changes its rating on your securities, no one has an obligation to provide additional credit enhancement or restore the original rating.

COMPUTER PROGRAM PROBLEMS
BEGINNING IN THE YEAR 2000
COULD RESULT IN PAYMENT
DELAYS ON YOUR SECURITIES        We are aware of issues associated with the
                                 programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000.
                                 Systems that do not properly recognize such information could generate erroneous data or could fail.

                                 We have been advised by the secured note servicer, the lease servicer and the indenture trustee to the extent applicable to its services under the agreements that they are a party to, that it is committed either to (1) implementing modifications to its existing systems to the extent required to cause them to be year 2000 ready or (2) acquiring computer systems that are year 2000 ready, in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the secured note servicer, the lease servicer or the indenture trustee. If computer problems arise out of a failure of these efforts to be completed on time, or if the computer systems of either servicer or the indenture trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the secured notes could materially and adversely affect your investment.

                                 The management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates--including dates before, on and after January 1, 2000--may encounter year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. DTC's plan also includes a testing phase, which is expected to be completed within appropriate time frames.

                                 However, DTC's ability to perform properly its services is also dependent on other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of their services being year 2000 compliant, and to determine the extent of their efforts for Year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

                                 According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

THE GEOGRAPHIC CONCENTRATION
OF THE LEASES SECURING THE
SECURED NOTES COULD RESULT IN
LOSSES OR PAYMENT DELAYS ON
YOUR SECURITIES                  As of                ,                ,     %,
                                      %,      %,      % and      % of the leases
                                 securing the secured notes, based on
                                 outstanding principal balance, related to lessees with mailing addresses in California, Illinois, Michigan, New York, and Pennsylvania, respectively. As a result of this geographic concentration, economic conditions, legislative changes or other factors affecting these states could have a significant effect on the delinquency, credit loss or repossession experience of the leases and leased vehicles securing the secured notes and could adversely affect the timing of payments on your securities.

PAYMENTS ON YOUR NOTES
DEPEND ON COLLECTIONS ON THE
SECURED NOTES                    The trust plans to pay principal on the notes
                                 monthly with the remaining principal balance due on each note on its final scheduled distribution date.

                                 The trust will pay principal only to the extent that funds are available from collections on the secured notes and from the reserve account. If the funds available from collections on the secured notes and from the [reserve account and] certificates are insufficient to pay the entire principal amount due on any class of notes you may experience delays and/or reductions in principal payments on your notes.

THE FAILURE TO MAKE PRINCIPAL
PAYMENTS ON YOUR SECURITIES
WILL GENERALLY NOT RESULT IN
AN EVENT OF DEFAULT [UNTIL
THE
FINAL SCHEDULED DISTRIBUTION
DATE] You should be aware that the amount of principal required to be paid to you prior to the final scheduled distribution date for a series of notes or class of certificates generally will be limited to amounts available for those purposes. [Therefore, the failure to pay principal of a series of notes or class of certificates generally will not result in the occurrence of an event of default under the indenture or trust agreement until the final scheduled distribution date for the series of notes or class of certificates.]

                                   THE TRUST

     The issuer, Capital Auto Receivables Asset Trust                -SN[1], is
a business trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before the
closing date of           ,      .

     The trust will engage in only the following activities:

        - acquiring, managing and holding the secured notes and other assets of the trust and the related proceeds;

        - issuing the notes and certificates;

        - making payments on the notes and certificates; and

        - engaging in any other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities.

     The trust's principal offices are in           ,      , in care of
          , as owner trustee, at the address listed in "--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the
cutoff date of           ,      , as if the issuance of the notes and
certificates had taken place on that date:

Class A-1     % Asset Backed Notes.............    $
Class A-2     % Asset Backed Notes.............
Class A-3     % Asset Backed Notes.............
     % Asset Backed Certificates...............
                                                   -----------------
  Total........................................    $
                                                   =================

     [The Class A     - notes are not being offered by this prospectus
supplement.]

     The certificates represent the equity of the trust and will be issued under the trust agreement. [We will initially hold the certificates and they are not being offered by this prospectus supplement.] [The seller will initially hold
certificates with an aggregate initial balance of $          .]

THE OWNER TRUSTEE

                    is the owner trustee under the trust agreement.
               is a [describe]. Its principal offices are located at
               .

                           THE POOL OF SECURED NOTES

     The secured notes to be sold to the trust will be selected from the secured notes held by GMAC based on several criteria, including that each secured note:

     - is secured by a new [or used] General Motors automobile or light truck and a lease related to the vehicle;

     - has an original scheduled maturity date of 12 to [48] months after issuance;

     - has a first payment due date on or after           ,      ; and

     - bears interest at an annual percentage rate between      % and      %.

     The lease assets securing the secured notes will satisfy the criteria set forth in the prospectus under "Description of Auto Lease Business-Auto Lease Criteria."

                    COMPOSITION OF THE POOL OF SECURED NOTES

     In the following table, the weighted numbers, average interest rate and average original number of monthly payments of the secured notes are weighted by outstanding principal balance of secured notes as of the cutoff date. The average and range of outstanding principal balance of secured notes and the weighted average and range of interest rates are determined without giving effect to discounting for calculation of secured note values of those secured notes. The average and range of original residual values of the leases securing the secured notes and percentage of the leases for new and used vehicles are determined without giving effect to discounting for calculation of the stipulated market value of those leases.

Aggregate Secured Note Value as of Cutoff Date......
Number of Secured Notes.............................
Average Secured Note Value as of Cutoff Date........
Range of Original Secured Note Values of Secured
  Notes.............................................
Weighted Average Interest Rate......................
Range of Interest Rates.............................
Weighted Average Original Number of Monthly
  Payments..........................................
Range of Original Number of Monthly Payments........
Weighted Average Remaining Number of Monthly
  Payments..........................................
Range of Remaining Number of Monthly Payments.......
Average Original Residual Value of Leases...........
Range of Original Residual Values of Leases.........
Aggregate of Residual Values of Leases as a
  Percentage of Aggregate Stipulated Market Value of
  Leases as of Cutoff Date..........................
Percentage of Leases for New Vehicles (by Stipulated
  Market Value).....................................
Percentage of Leases for Used Vehicles (by
  Stipulated Market Value)..........................

               DISTRIBUTION OF THE SECURED NOTES BY INTEREST RATE

     The following table illustrates the distribution of the secured notes as of
the cutoff date of           ,      by interest rate. These percentages may not
add to 100.00% due to rounding.

                                                                                     PERCENTAGE
                                                                                    OF AGGREGATE
                                                    PERCENTAGE OF    CUTOFF DATE    CUTOFF DATE
                                     NUMBER OF        NUMBER OF        SECURED        SECURED
      INTEREST RATE RANGE          SECURED NOTES    SECURED NOTES    NOTE VALUE      NOTE VALUE
      -------------------          -------------    -------------    -----------    ------------
Less than 2.00%................
2.00% to 2.99%.................
3.00% to 3.99%.................
4.00% to 4.99%.................
5.00% to 5.99%.................
6.00% to 6.99%.................
7.00% to 7.99%.................
8.00% to 8.99%.................
9.00% to 9.99%.................
10.00% to 10.99%...............
11.00% to 11.99%...............
12.00% to 12.99%...............
13.00% to 13.99%...............
                                      ------            ----          --------          ----
     Total.....................
                                      ======            ====          ========          ====

                 DISTRIBUTION OF THE SECURED NOTES BY MATURITY

     The following table illustrates the distribution of the secured notes as of
the cutoff date of           ,      by year of maturity. These percentages may
not add to 100.00% due to rounding.

                                                                                PERCENTAGE OF
                                                                 CUTOFF DATE     CUTOFF DATE
                                                PERCENTAGE OF     AGGREGATE       AGGREGATE
         YEARS OF                NUMBER OF        NUMBER OF        SECURED      SECURED NOTE
         MATURITY              SECURED NOTES    SECURED NOTES    NOTE VALUE         VALUE
         --------              -------------    -------------    -----------    -------------
2000.......................
2001.......................
2002.......................
2003.......................
2004.......................
     Total.................

           DISTRIBUTION BY STATE OF LEASES SECURING THE SECURED NOTES

     The state of origination of a lease securing a secured note is based on the dealer's location. These percentages may not add to 100.00% due to rounding.

                                               PERCENTAGE OF
                                  NUMBER          NUMBER
                                OF LEASES        OF LEASES      CUTOFF DATE      PERCENTAGE OF
                               SECURING THE    SECURING THE      AGGREGATE      AGGREGATE CUTOFF
         STATE OF                SECURED          SECURED        STIPULATED     DATE STIPULATED
        ORIGINATION               NOTES            NOTES        MARKET VALUE      MARKET VALUE
        -----------            ------------    -------------    ------------    ----------------
California.................
New York...................
Pennsylvania...............
Michigan...................
Illinois...................
  Total....................

       DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY VEHICLE MAKE

                                  NUMBER        PERCENTAGE OF                     PERCENTAGE OF
                                OF LEASES         NUMBER OF       CUTOFF DATE      CUTOFF DATE
                               SECURING THE    LEASES SECURING     AGGREGATE        AGGREGATE
       BREAKDOWN BY              SECURED         THE SECURED       STIPULATED      STIPULATED
       VEHICLE MAKE               NOTES             NOTES         MARKET VALUE    MARKET VALUE
       ------------            ------------    ---------------    ------------    -------------
Buick......................
Cadillac...................
Chevrolet..................
Oldsmobile.................
Pontiac....................
GMC Truck..................
Saturn.....................
     Total.................

       DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY VEHICLE TYPE

                                                                                   PERCENTAGE
                                  NUMBER         PERCENTAGE                        OF CUTOFF
                                 OF LEASES      OF NUMBER OF      CUTOFF DATE         DATE
                                 SECURING      LEASES SECURING     AGGREGATE       AGGREGATE
        BREAKDOWN BY            THE SECURED      THE SECURED       STIPULATED      STIPULATED
        VEHICLE TYPE               NOTES            NOTES         MARKET VALUE    MARKET VALUE
        ------------            -----------    ---------------    ------------    ------------
Cars & Minivans.............
Light Trucks & Sport........
Utility Vehicles............

       DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY ORIGINAL TERM

     The following table reflects the distribution of the leases securing the secured notes as of the cutoff date by original term stated in months. The numbers are weighted by the cutoff date stipulated market value of the leases. The weighted average residual value is stated as a percentage of original capitalized cost. The percentages may not add to 100.00% due to rounding.

                                           PERCENTAGE                      PERCENTAGE OF
                            NUMBER          OF NUMBER      CUTOFF DATE      CUTOFF DATE
                           OF LEASES        OF LEASES       AGGREGATE        AGGREGATE       ORIGINAL         WEIGHTED
      ORIGINAL           SECURING THE     SECURING THE      STIPULATED      STIPULATED      CAPITALIZED       AVERAGE
        TERM             SECURED NOTES    SECURED NOTES    MARKET VALUE    MARKET VALUE        COST        RESIDUAL VALUE
---------------------    -------------    -------------    ------------    -------------    -----------    --------------
to
to
to
to
to
     Total

                         WEIGHTED
                          AVERAGE
                       IMPLICIT RATE    WEIGHTED    WEIGHTED
                         OF LEASES      AVERAGE      AVERAGE
      ORIGINAL         SECURING THE     ORIGINAL    REMAINING
        TERM           SECURED NOTES      TERM        TERM
---------------------  -------------    --------    ---------
to
to
to
to
to
     Total

                          TERMINATION VALUE INSURANCE

     National Union Fire Insurance Company of Pittsburgh, Pa., known as NUFI, is a wholly-owned subsidiary of American International Group, Inc. and currently is the sole provider of termination value insurance for the leases and leased vehicles securing the secured notes.

     The termination value insurance provided by NUFI provides 100% loss coverage, subject to an overall cap for all leases and leased vehicles held by COLT, on each lease and leased vehicle securing each secured note, including each secured note held by the trust. Termination payments cover losses, whether caused by a lease default or the lease servicer's failure to obtain the full residual value of the leased vehicle at lease termination. The termination value insurance protects each secured note from termination value risk and credit losses, subject to an aggregate loss limit that is currently 17% of the aggregate initial discounted balance of the leases securing all the secured notes, whether or not held by the trust. This percentage is subject to adjustment as more fully described below.

     NUFI must make a termination payment for each lease that terminates in any month. This monthly termination payment equals the amount of the deficiency on each lease asset in all pools of leases securing secured notes remaining after allocation of any gains on other lease assets that have terminated and withdrawals from any funds available in the termination reserve account. NUFI must deposit the monthly termination payment into the collection accounts for the secured notes and certificates as specified by the lease servicer. If the funds needed to cover unpaid amounts outstanding are more than NUFI's commitment, holders of the secured notes will only receive their pro rata share of this termination payment.

     NUFI's obligation to make monthly termination payments is limited to the TVA commitment amount. The TVA commitment amount is the lesser of:

          (1) the TVA commitment amount as of the preceding distribution date, plus

             (a) for each lease asset acquired during the previous month, the product of (i) the then applicable TVA percentage of that lease asset and (ii) the initial discounted balance of that lease asset, minus

             (b) if the result would not be below $150,000,000, for each lease for which termination occurred in the previous month, and each lease asset purchased by the lease servicer or origination agent during the previous month, the product of (i) the TVA percentage of that lease asset and (ii) the initial discounted balance of that lease asset, adjusted by

             (c) the monthly TVA adjustment amount; and

          (2) the TVA base amount.

     The TVA base amount is the overall cap on NUFI's commitment. On any distribution date, the TVA base amount is the greater of:

          (1) for all lease assets owned by COLT as of the last day of the previous month, excluding any lease assets for which termination occurred in any prior month, the product of (a) the TVA percentage for each lease asset and (b) the initial discounted balance of that lease asset; and

          (2) $150,000,000.

     The TVA base amount as of           ,      was $          or      % of the
aggregate initial discounted balance of the leases.

     The TVA percentage with respect to any lease asset is the greatest of:

          (1) 12%;

          (2) at the time COLT acquires the lease asset, 15% or the percentage, if any, most recently permitted or required by Standard & Poor's to confirm its rating on the COLT certificates or by Moody's so as not to withdraw, suspend or downgrade its rating on the COLT certificates;

          (3) for all leases, 16% if the auction turn-in rate exceeds 30% but is 35% or less, and 17% if the auction turn-in rate exceeds 35% but is 40% or less; and

          (4) for all leases, the percentage as a result of which Standard & Poor's and Moody's have not withdrawn, suspended or downgraded their ratings of the COLT certificates if specified credit enhancement events have occurred or the auction turn-in rate exceeds 40%, and the termination value insurer and the holders of COLT certificates evidencing not less than two-thirds of the voting interests have approved that percentage in writing within 30 days.

     The TVA percentage in clauses (3) and (4) above may return to the lower levels described in clauses (1) and (2) above if the triggers in clauses (3) and
(4) have not been breached for 12 consecutive months.

     The TVA percentage as of           ,      was [17%]. The auction turn-in
rate is calculated each month by the lease servicer as described below under "Residual Values."

     The monthly TVA adjustment amount for any distribution date adds or subtracts the amount calculated as follows:

          (1) any excesses on terminating lease assets where the TVA percentage of the initial discounted balance of the lease asset exceeds the termination payment, minus

          (2) any deficiencies on terminating lease assets where the termination payment exceeds the TVA percentage of the initial discounted balance of that lease asset, plus

          (3) all amounts received by NUFI from later recoveries on the lease assets, withdrawals from the termination reserve account, and any payments by the origination agent to NUFI to compensate for originating lease assets that have residual values above the estimated market value. The initial discounted balance of a lease is calculated as described in the prospectus under "The Pools of Secured Notes--GMAC's Responsibilities as Origination Agent and Lease Servicer."

     Any amounts recovered by the lease servicer or by COLT on any lease for which NUFI made a termination payment, including excess wear and tear and excess mileage charges, after the end of the month during which termination occurred, that are included in the total proceeds received on that lease will be paid to NUFI to the extent of the termination payment NUFI made on that lease. If, however, NUFI fails to comply with its obligations, these recoveries will instead be deposited into the termination reserve account.

     If, on any distribution date, the lease servicer fails to make an advance when there is a shortfall in the monthly payment on any lease, or when termination results in a remaining unpaid balance, and funds are not available from other sources, NUFI will, upon notice from the lease servicer, pay the amount of the advance not paid by the lease servicer.

     Each month, GMAC as lease servicer submits a report to NUFI containing information on all leases and leased vehicles GMAC as origination agent acquired for COLT during the previous month. The lease servicer must submit a monthly loss information report for all terminating leases for which termination occurred in the previous month. As lease servicer and origination agent for COLT, GMAC must enroll each leased vehicle with NUFI in order for the vehicle to obtain insurance coverage. NUFI is not responsible for any losses caused by the lease servicer's failure to enroll a leased vehicle in accordance with the terms of the termination value insurance.

     A termination value fee is paid to NUFI on each lease asset, without claim to the holders of secured notes. This fee is paid on a monthly basis so long as funds are available out of collections on leases and leased vehicles and any excess of proceeds received on leases and leased vehicles after lease termination. Any unpaid fees to NUFI will be paid on the first distribution date when funds in the secured note collection accounts are available.

    COMPOSITION OF COLT'S ENTIRE PORTFOLIO OF SECURED NOTES AND LEASE ASSETS

     As described above, the termination value insurance provides loss coverage on all leases and leased vehicles held by COLT, including the leases and leased vehicles securing the secured notes held by the trust. In the following table, the weighted numbers, average interest rate and average original number of monthly payments of the secured notes are weighted by outstanding principal balance of secured notes as of the cutoff date. The average and range of outstanding principal balance of secured notes and the weighted average and range of interest rates are determined without giving effect to discounting for calculation of secured note values of those secured notes. The average and range of original residual values of the leases securing the secured notes and percentage of the leases for new and used vehicles are determined without giving effect to discounting for calculation of the stipulated market value of those leases.

Aggregate Secured Note Value as of Cutoff Date..............
Number of Secured Notes.....................................
Average Secured Note Value as of Cutoff Date................
Range of Original Secured Note Values of Secured Notes......
Weighted Average Interest Rate..............................
Range of Interest Rates.....................................
Weighted Average Original Number of Monthly Payments........
Range of Original Number of Monthly Payments................
Weighted Average Remaining Number of Monthly Payments.......
Range of Remaining Number of Monthly Payments...............
Average Original Residual Value of Leases...................
Range of Original Residual Values of Leases.................
Aggregate of Residual Values of Leases as a Percentage of...
  Aggregate Stipulated Market Value of Leases as of Cutoff
     Date...................................................
Percentage of Leases for New Vehicles (by Stipulated........
     Market Value)..........................................
Percentage of Leases for Used Vehicles (by Stipulated.......
     Market Value)..........................................

     The distribution of COLT's entire portfolio of leases by state of
origination is: California      %, Illinois      %, Michigan      %, New York
     % and Pennsylvania      %. The distribution of COLT's entire portfolio of
leases by vehicle make, calculated on the basis of the number of leases, is:
Buick      %, Cadillac      %, Chevrolet      %, Oldsmobile      %, Pontiac
     %, GM Truck      % and Saturn      %.

                         THE TERMINATION VALUE INSURER

     The following information has been supplied by the termination value insurer for inclusion in this prospectus supplement. No representation is made by the seller, the servicer or any of their affiliates as to the accuracy or completeness of this information. The termination value insurer disclaims responsibility for the accuracy or completeness of this prospectus supplement and the prospectus, other than the information contained in this section.

     The termination value insurer is an insurance company incorporated under
the laws of the State of                and is wholly owned by American
International Group, Inc., a publicly-held holding company incorporated under the laws of the State of Delaware. Through its subsidiaries, American International Group is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. American International Group's principal activities include both general and life insurance operations. Other significant activities are financial services and agency and service fee operations. The termination value insurance is an obligation of NUFI and not of American International Group or any other affiliate of American International Group. NUFI is located at 70 Pine Street, New York, New York 10270 and its telephone number is (212) 770-7000.

     For the fiscal quarter ended September 30, 1999, NUFI had total admitted assets of approximately $ million, total liabilities of approximately $ million and a capital and surplus account of approximately $ million, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with guidelines established by the National Association of Insurance Commissioners. As of the date of this prospectus supplement, NUFI was rated "Aaa" by Moody's and "AAA" by Standard & Poor's for financial strength.

     NUFI files annual statements with the insurance departments of the State of and other states in which it is eligible to write insurance. Copies of the annual statement of NUFI for the year ended December 31, 1998 are available on request from the indenture trustee.

     [Under its current overall reinsurance arrangements, NUFI reinsures
approximately      % of its business with                . NUFI also has ceded
additional reinsurance of its obligations under the termination value insurance
to                . As a result of these reinsurance arrangements, which do not relieve NUFI from its direct obligations under the termination value insurance to make termination payments the termination value insurance will be reinsured
by                . Neither the indenture trustee on behalf of the noteholders
nor COLT will have rights against                as a result of these
reinsurance arrangements.]

     [For the fiscal quarter ended September 30, 1999,                had total
assets of approximately $ billion, total liabilities of approximately $ billion and a capital and surplus account of approximately $ billion, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with the guidelines established by the National Association of Insurance Commissioners.
As of the date of this prospectus supplement,        was rated "Aaa" by Moody's
and "AAA" by Standard & Poor's for financial strength.]

     [American International Group and NUFI have entered into a support agreement. Under the support agreement, American International Group has agreed that American International Group will cause NUFI to maintain a policyholders' surplus of not less than $ million or such greater amount as will suffice to enable NUFI to perform its obligations under any policy issued by it. The support agreement also provides that if NUFI needs funds not otherwise available to make timely payment of its obligations under policies issued by it or otherwise, American International Group will provide these funds at the request of NUFI. The support agreement is not a direct or indirect guarantee by American International Group to any person of any obligation of NUFI. American International Group may terminate the support agreement only under circumstances in which NUFI attains a "AAA" financial strength rating by Standard & Poor's (or, if Standard & Poor's does not make such a rating available, an equivalent rating from another nationally recognized statistical rating organization) without the support agreement only if American International Group fails to meet its obligations thereunder on demand.]

     For the fiscal quarter ended September 30, 1999, American International Group had total assets of approximately $ billion, total capital funds of approximately $ billion and net income of approximately $ billion, in each case as reported on a consolidated basis in accordance with generally accepted accounting principles.

     American International Group files reports, proxy statements and other information with the SEC. You may read and copy any documents that American International Group files at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C., 20549, and at the following regional offices of the SEC:

     - New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048;

     - Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and

     - Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

You may obtain copies of these materials from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy statements and other information regarding reporting companies including American International Group, at http://www.sec.gov. These reports, proxy statements and other information can be inspected at the Information Center of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Additional information regarding the notes can be found under "Weighted Average Life of the Securities" in the prospectus.

     The weighted average life of the notes [and certificates] will depend on the rate of principal payments on the secured notes, which in turn will depend, among other things, on the rate of early termination on the leases securing the secured notes. Early terminations on motor vehicle leases may be measured relative to a prepayment standard or model. The prepayment model used for the leases is based on a prepayment assumption expressed in terms of percentages of ABS. ABS refers to a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. However, as used in this prospectus supplement, a 100% prepayment assumption assumes that, based on the assumptions below, the original balance of a lease will prepay as follows:

          (1)   % ABS for the first   months of the life of the lease;

          (2)   % ABS for the   through   month of the life of the lease;

          (3)   % ABS for the   through   month of the life of the lease;

          (4)   % ABS for the   through   month of the life of the lease;

          (5)   % ABS for the   through   month of the life of the lease;

          (6)   % ABS for the   through   month of the life of the lease; and

          (7)   % ABS following the   month of the life of the lease until the
     balance of the lease has been paid in full.

     The tables below were prepared on the basis of certain assumptions, including that:

     - all scheduled payments on the leases securing the secured notes are timely received, no lease is ever delinquent and all payments on the secured notes are timely made;

     - no leases are purchased by the lease servicer as a result of a breach of a representation or warranty under the lease origination agreement;

     - there are no losses on the secured notes;

     - the secured note servicer does not exercise its option to purchase the secured notes;

     - distributions of principal of and interest on the notes [and certificates] are made on the 15th day of each month whether or not the day is a business day;

     - the basic servicing fee and the secured note servicing fee are [1.75%] and [0.25%] per annum, respectively;

     - each early termination of a lease results in prepayment of the entire balance of the related secured note;

     - the schedule of the declining secured note values for the secured notes is as set forth as the last table, and assumes no early terminations of leases; and

     - the leases securing the secured notes have                months of
       seasoning.

                            ASSUMED CHARACTERISTICS

     Because payments on the leases and thus the secured notes will differ from those used in preparing the following tables, distributions of principal of the notes [and certificates] may be made earlier or later than as set forth in the tables. You are urged to make your investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the notes [and certificates] and set forth the initial note [and certificate] balances that would be outstanding after each of the dates shown at the indicated percentages of the early termination model.

          PERCENTAGE OF CLASS A-1 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
DISTRIBUTION DATE                                   0%     50%     100%    150%    200%
-----------------                                   ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
2/15/00.........................................
3/15/00.........................................
4/15/00.........................................
5/15/00.........................................
6/15/00.........................................
7/15/00.........................................
8/15/00.........................................
9/15/00.........................................
10/15/00........................................
11/15/00........................................
12/15/00........................................
1/15/01.........................................
2/15/01.........................................
3/15/01.........................................
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

          PERCENTAGE OF CLASS A-2 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
DISTRIBUTION DATE                                   0%     50%     100%    150%    200%
-----------------                                   ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
2/15/00.........................................
3/15/00.........................................
4/15/00.........................................
5/15/00.........................................
6/15/00.........................................
7/15/00.........................................
8/15/00.........................................
9/15/00.........................................
10/15/00........................................
11/15/00........................................
12/15/00........................................
1/15/01.........................................
2/15/01.........................................
3/15/01.........................................
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

          PERCENTAGE OF CLASS A-3 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
DISTRIBUTION DATE                                   0%     50%     100%    150%    200%
-----------------                                   ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
2/15/00.........................................
3/15/00.........................................
4/15/00.........................................
5/15/00.........................................
6/15/00.........................................
7/15/00.........................................
8/15/00.........................................
9/15/00.........................................
10/15/00........................................
11/15/00........................................
12/15/00........................................
1/15/01.........................................
2/15/01.........................................
3/15/01.........................................
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

            [PERCENTAGE OF CERTIFICATE BALANCE REMAINING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
DISTRIBUTION DATE                                   0%     50%     100%    150%    200%
-----------------                                   ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
2/15/00.........................................
3/15/00.........................................
4/15/00.........................................
5/15/00.........................................
6/15/00.........................................
7/15/00.........................................
8/15/00.........................................
9/15/00.........................................
10/15/00........................................
11/15/00........................................
12/15/00........................................
1/15/01.........................................
2/15/01.........................................
3/15/01.........................................
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the certificates is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.]

                   SCHEDULE OF DECLINING SECURED NOTE VALUES

MONTHLY PERIOD                                     BEGINNING SECURED NOTE VALUE BALANCE
--------------                                     ------------------------------------
07/01/99.......................................
08/01/99.......................................
09/01/99.......................................
10/01/99.......................................
11/01/99.......................................
12/01/99.......................................
01/01/00.......................................
02/01/00.......................................
03/01/00.......................................
04/01/00.......................................
05/01/00.......................................
06/01/00.......................................
07/01/00.......................................
08/01/00.......................................
09/01/00.......................................
10/01/00.......................................
11/01/00.......................................
12/01/00.......................................
01/01/01.......................................
02/01/01.......................................
03/01/01.......................................
04/01/01.......................................
05/01/01.......................................
06/01/01.......................................
07/01/01.......................................
08/01/01.......................................
09/01/01.......................................
10/01/01.......................................
11/01/01.......................................
12/01/01.......................................
01/01/02.......................................
02/01/02.......................................
03/01/02.......................................
04/01/02.......................................
05/01/02.......................................
06/01/02.......................................
07/01/02.......................................
08/01/02.......................................
09/01/02.......................................
10/01/02.......................................
11/01/02.......................................
12/01/02.......................................
01/01/03.......................................
02/01/03.......................................
03/01/03.......................................

                 THE POOL OF LEASES SECURING THE SECURED NOTES

DELINQUENCY, REPOSSESSION AND LOSS DATA ON GMAC LEASES OF THE TYPE SECURING THE SECURED NOTES

     The following tables set forth delinquency, repossession and loss data with respect to the entire portfolio of retail automobile and light duty truck leases owned or serviced by GMAC, including leases originated in California, Illinois, Michigan, New York and Pennsylvania, as of and for the periods shown. These leases are of the type securing the secured notes.

     The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of GMAC which may adversely affect the experience of the portfolio. There is no assurance that GMAC's delinquency, repossession and loss experience with respect to its automobile and light truck retail closed-end leases and the related leased vehicles in the future, or the experience with respect to the leases and leased vehicles securing the secured notes, will be similar to that set forth below.

                          ENTIRE GMAC LEASE PORTFOLIO
                  RETAIL VEHICLE LEASE DELINQUENCY INFORMATION
                                ($ IN THOUSANDS)

     The dollar amount of leases outstanding in this table is based on the [sum of all principal amounts outstanding under finance leases and] net investment in leased assets under operating leases originated by GMAC in the United States, inclusive of the residual values of the related leased vehicles. The percent delinquent excludes leases the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of September 30, 1999, approximately leases in GMAC's portfolio involving bankrupt lessees were delinquent for at least 60 days. The period of delinquency in this table is based on the number of days payments are contractually past due. The table includes leases originated by GMAC as origination agent for COLT beginning in May 1997.

                                      NINE MONTHS
                                         ENDED
                                      SEPTEMBER 30             YEAR ENDED DECEMBER 31
                                    ----------------    ------------------------------------
                                     1999      1998      1998      1997      1996      1995
             LEASES                 ------    ------    ------    ------    ------    ------
Dollar Amount of Leases
  Outstanding...................
Number of Leases................
Percent Delinquent
  31-60 Days....................
  61-90 Days....................
  91 Days or more...............

                          ENTIRE GMAC LEASE PORTFOLIO
             RETAIL VEHICLE LEASE REPOSSESSION AND LOSS EXPERIENCE
                       ($ IN THOUSANDS, EXCEPT AS NOTED)

     The ending dollar amount of net leases outstanding in this table is based on the [sum of all principal amounts outstanding under finance lease contracts and] net investment in leased assets under operating leases originated by GMAC in the United States, inclusive of the residual values of the related leased vehicles. In this table, average net leases outstanding is calculated as the average of the [sum of all principal amounts outstanding under finance leases and] net investment in operating leases as of the beginning and the end of the indicated period. The net and average net repossession losses include expenses incurred to dispose of vehicles and are net of recoveries. The table includes leases originated by GMAC as origination agent for COLT beginning in May 1997.

                                      NINE MONTHS
                                         ENDED
                                      SEPTEMBER 30           YEAR ENDED DECEMBER 31
                                      ------------    ------------------------------------
                                      1999    1998    1998    1997    1996    1995    1994
                                      ----    ----    ----    ----    ----    ----    ----
Ending Number of Leases...........
  Outstanding.....................
Average Number of Leases..........
  Outstanding.....................
  Ending Dollar Amount of Net
     Leases.......................
     Outstanding..................
  Average Dollar Amount of Net....
       Leases Outstanding.........
Repossessions:
  Number of Repossessions.........
  Number of Repossessions as a....
     Percentage of Ending
       Number.....................
     Leases Outstanding...........
  Number of Repossessions as a....
     Percentage of Average
       Leases.....................
     Outstanding..................
Losses:
  Average Net Repossession Loss
     per..........................
     Liquidated Lease (1).........
  Net Repossession Losses as a....
     Percentage of Average Net....
     Leases Outstanding...........

------------
(1) Dollars not in thousands.

                          ENTIRE GMAC LEASE PORTFOLIO
                         RESIDUAL VALUE LOSS EXPERIENCE

     To the extent that average terms vary over time, the residual value loss experience for the periods in this table may not be fully comparable. The number of returned vehicles sold by GMAC is based on matured leases. The full term ratio is defined as the number of returned vehicles sold during a specified period as a percentage of the number of leases that, as of their origination date, were scheduled to terminate during that period. The auction turn-in rate is defined as the number of returned vehicles that were not purchased by the lessee or the dealer at their scheduled lease end date in any three consecutive months as compared to the number of leases that terminated during the same three months. Total losses on returned vehicles sold by GMAC include expenses incurred to dispose of vehicles but exclude certain amounts received after the sale and disposition of the vehicle. The losses as a percentage of residual values of returned vehicles is the ratio of total losses on returned vehicles sold by GMAC during the stated period over their residual values. The losses as a percentage of residual values of scheduled terminations is the ratio of total losses on returned vehicles sold by GMAC during the stated period over the residual values of all vehicles under leases scheduled to terminate during the stated period expressed as a percentage. The dollar amounts are in thousands except for total losses.

     GMAC estimates that, of the retail automobile and light truck leases in its portfolio that were scheduled to mature during fiscal years 1997 and 1998,
approximately      % and      %, respectively, terminated more than 30 days
prior to maturity as a result of voluntary early terminations under which the leased vehicles were purchased by the related lessees or dealers or were repossessed due to default by the lessees under the leases.

                                      NINE MONTHS
                                         ENDED
                                      SEPTEMBER 30           YEAR ENDED DECEMBER 31
                                      ------------    ------------------------------------
                                      1999    1998    1998    1997    1996    1995    1994
              LEASES                  ----    ----    ----    ----    ----    ----    ----
Total Number of Leases Scheduled
to Terminate......................
Number of Returned Vehicles Sold
  by GMAC.........................
Full Term Ratio...................
Auction Turn-In Rate..............
     Total Losses on Returned
       Vehicles Sold by GMAC......
Average Loss Per Returned Vehicle
  Sold by GMAC(1).................
Losses as a Percentage of Residual
  Values of Returned Vehicles Sold
  by GMAC.........................
Losses as a Percentage of Residual
  Values of Scheduled
  Terminations....................

                                RESIDUAL VALUES

     GMAC sets residual values for the General Motors vehicles that it leases for itself or for COLT. See "Description of Auto Lease Business--Residual Values" in the prospectus. The average residual value percentage of leases originated by GMAC has decreased since 1997.

     GMAC as origination agent, monitors the auction turn-in rate for COLT. The auction turn-in rate is the number of leased vehicles returned on their scheduled lease end date that were not purchased by a lessee or dealer in any three consecutive months as compared to the number of leases that terminated during the same three months. The auction turn-in rate will be affected by a variety of factors, including the state of the new and used car markets and the average duration of the leases. As the auction turn-in rate increases, so does the TVA percentage, which in turn increases the coverage available for lease assets under the termination value insurance. See "Termination Value Insurance" above.

     GMAC estimates that, during the period from              ,
             through              ,              , the auction turn-in rate for
leases included in its owned and serviced portfolio was approximately      % for
leases with an original term of      months or less,      % for leases with an
original term of      months, and      % for leases with an original term of
     months. As of              ,              , approximately      % of leases
had an original lease term of      months or less, whereas for the fiscal [year]
[quarter] ended              ,              , approximately      % of the leases
in GMAC's entire portfolio had an original lease term of      months or less.

     The auction turn-in rate for the entire portfolio of leases originated by
GMAC has increased during the fiscal [year] [quarter] ended              ,
             as compared to previous years. The auction turn-in rate for GMAC's
portfolio of leases for the fiscal [year] [quarter] ended              ,
             was approximately      %.

     GMAC also monitors the residual realization ratio for COLT, which is the ratio of the aggregate amount realized upon sale of all leased vehicles that terminated at their scheduled lease end dates in three consecutive months to the aggregate residual values for those leased vehicles. GMAC estimates that, during
the period from              ,              through              ,
             , the residual realization ratio for leases included in its owned
and serviced portfolio was approximately      % for leases with an original term
of      months or less,      % for leases with an original term of      months,
and      % for leases with an original term of      months.

     The residual realization ratio for the entire portfolio of leases originated by GMAC has [increased] [decreased] during the fiscal [year]
[quarter] ended              ,              as compared to previous years. The
residual realization ratio for GMAC's portfolio of leases for the fiscal [year]
[quarter] ended           ,      was approximately      %.

     GMAC's per unit losses on vehicle disposal have increased on average for
its portfolio of leases for the fiscal [year] [quarter] ended [          ,
     ], as compared to GMAC's fiscal year ended December 31, 1998, primarily as a result of [describe]. Per unit loss rates may also be affected by the amount and types of accessories or installed optional equipment included on leased vehicles. Although per unit loss rates are typically the result of a combination of factors, to the extent certain types of optional equipment depreciate more quickly than the value attributable to the base leased vehicle, a leased vehicle having a greater portion of its overall manufacturer's suggested retail price attributable to optional equipment will experience a relatively higher level of loss. In 1998, GMAC implemented a new residual value setting policy for new General Motors vehicles that separately calculates the residual value applicable to the base vehicle and the residual vehicle applicable to specified optional accessories and optional equipment. This historical loss experience does not reflect financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors dealers.

     We can make no assurance that per unit losses on the leased vehicles securing the secured notes will reflect GMAC's historical experience for its entire lease portfolio and will not increase further.

                                   THE NOTES

GENERAL

     The notes will be issued under an indenture to be dated as of the closing date between the trust and the indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus supplement is a part. We will make available a copy of the indenture to holders of notes upon request and it will be filed with the SEC after the issuance of the notes. The following summary describes some of the terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes, the indenture and the accompanying prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as
part of this summary.                                         will be the
indenture trustee. Each distribution date for the notes will constitute a payment date for purposes of the prospectus.

     The interest rate and the final scheduled distribution date for each class of notes will be as set forth below.

                                         INTEREST RATE     FINAL SCHEDULED
                                          (PER ANNUM)     DISTRIBUTION DATE
                                         -------------    -----------------
Class A-1 Notes......................            %
Class A-2 Notes......................            %
Class A-3 Notes......................            %

PAYMENTS OF INTEREST

     Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate from and including the previous distribution date to but excluding the current distribution date. The trust will pay interest each month on the distribution date. Interest payments on all classes of notes will have the same priority. Interest on the certificates will not be paid on any distribution date until the trust has paid interest on the notes in full.

     The distribution date will be the 15th day of each month or, if that date
is not a business day, the next business day, commencing           ,      . A
business day is any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan, or Chicago, Illinois may, or are required to, remain closed. Interest will accrue from and including the closing date. The trust will pay interest for each class of notes on each distribution date in an amount equal to the Noteholders' Interest Distributable Amount for that distribution date. Interest on the Class A-1 notes will be calculated on the basis of [a 360-day year and the actual days elapsed in the related accrual period]. Interest on the Class A-2 notes and the Class A-3 notes will be calculated on the basis of [a 360-day year consisting of twelve 30- day months] [actual days elapsed in the related accrual period]. Failure to pay the full Noteholders' Interest Distributable Amount on any class of notes on any distribution date will constitute an event of default under the indenture after a five-day grace period.

PAYMENTS OF PRINCIPAL

     On each distribution date, until the trust pays the notes in full, the trust will pay principal on the notes to the extent of the Principal Distributable Amount for the previous month, in the following priority:

          (1) first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

          (2) second, to the Class A-2 notes, until the Class A-2 notes are paid in full; and

          (3) third, to the Class A-3 notes, until the Class A-3 notes are paid in full.

     Notwithstanding the above, at any time that the principal balance of the notes has been declared due and payable following the occurrence of an event of default, until such time as all events of default have been cured or waived as provided in the indenture, the trust will pay principal payments on the notes ratably to all noteholders on each distribution date, based on the outstanding principal balance of the notes.

     The remaining outstanding principal amount of each class of notes will be due in full on the final scheduled distribution date for that class. Failure to pay a class of notes in full on or prior to the applicable final scheduled distribution date will result in an event of default.

REDEMPTION

     If the secured note servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Value on the last day of any month has declined to 10% or less of the initial Aggregate Secured Note Value, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date as of which the secured note servicer exercises its option. The secured note servicer's option is described in the prospectus under "The Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the notes, plus accrued and unpaid interest.

DELIVERY OF NOTES

     The notes will be issued on or about the closing date in book entry form through the facilities of DTC, Cedelbank and the Euroclear System against payment in immediately available funds. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "Year 2000 problem" so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades with DTC, continue to function appropriately. See "Information Regarding the Securities--Book-Entry Registration" in the prospectus.

                                THE CERTIFICATES

GENERAL

     The trust will issue the certificates under a trust agreement. We have filed a form of the trust agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the trust agreement will be filed with the SEC after the issuance of the notes and the certificates. The following summary describes some of the terms of the certificates and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the certificates, the trust agreement and the accompanying prospectus. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

     Interest. On each distribution date, commencing                ,
               , the trust will distribute interest to certificateholders for the related accrual period at the pass-through rate on the certificates with respect to the Certificate Balance. The pass-through rate for the certificates
is      %. Any Certificateholders' Interest Distributable Amount for a
distribution date that the trust does not distribute on that distribution date will be distributed on the next distribution date. Interest will accrue from and including the closing date and the trust will pay on each distribution date an amount equal to the Certificateholders' Interest Distributable Amount for that distribution date. Interest with respect to the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The final scheduled distribution date for the certificates will occur on the distribution date. Payments of interest on the certificates will be subordinated to payments of interest on the notes [but will not be subordinated to payments of principal on the notes]. If an event of default resulting from a payment default occurs and the notes are accelerated, the trust will not make payments of interest on the certificates or any distributions on the Certificate Balance until the notes are paid in full or the acceleration is rescinded. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

     Certificate Balance. The trust will not make principal distributions on the Certificate Balance until the notes have been paid in full. After full payment of the notes, until the Certificate Balance is reduced to zero, the trust will make the entire Principal Distributable Amount available to make distributions on the Certificate Balance. If the secured note servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Value declines to 10% or less of the initial Aggregate Secured Note Value, certificateholders will receive an amount equal to the Certificate Balance together with accrued interest at the pass through rate on the certificates. This distribution will effect an early retirement of the certificates. In addition, on and after any distribution date on which the trust pays all of the notes in full, funds in the reserve account will be applied to reduce the Certificate Balance to zero if, after giving effect to all required distributions to the secured note servicer, the noteholders and the certificateholders on that distribution date, the amount on deposit in the reserve account is equal to or greater than the Certificate Balance. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the transfer and servicing agreements as of the closing date. See "The Transfer and Servicing Agreements" in the prospectus. The following summary describes some of the terms of the transfer and servicing agreements. We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus supplement forms a part. We will make available a copy of the transfer and servicing agreements to holders of notes upon request. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the transfer and servicing agreements and the accompanying prospectus. Where particular provisions or terms used in the transfer and servicing agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Compensation for Servicing the Secured Notes. GMAC will act as servicer of the secured notes for the trust. As secured note servicer, GMAC will handle all collections, administer defaults and delinquencies and otherwise service the secured notes. On each distribution date, the trust will pay GMAC, as secured note servicer, the total servicing fee for servicing the secured notes, which consists of a basic servicing fee for the previous month and unpaid basic servicing fees from prior distribution dates. As secured note servicer, GMAC will also receive additional servicing compensation in the form of investment earnings. The basic monthly servicing fee rate for servicing the secured notes is one-twelfth of [0.25%] of the total value of the secured notes as of the first day of the preceding month. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses--Servicing of Secured Notes" in the prospectus.

     Compensation for Servicing the Leases and Leased Vehicles Securing the Secured Notes. GMAC also acts as servicer of the leases and leased vehicles securing the secured notes. In that capacity, GMAC will receive a basic servicing fee and a supplemental servicing fee on each distribution date out of collections on the lease assets. These amounts are paid by COLT, as owner of the leases and related leased vehicles, and not from trust assets. The basic servicing fee paid to the lease servicer is equal to one-twelfth of 1.75% of the then-stipulated market value of each lease asset. As lease servicer, GMAC also receives a supplemental servicing fee, which includes investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses--Servicing of Underlying Leases and Leased Vehicles" in the prospectus.

DISTRIBUTIONS

     On or before each distribution date, the secured note servicer will transfer all collections on the secured notes for the prior month (and, for the initial distribution date, [describe]) to the collection account. The indenture trustee will make distributions to the note distribution account and the certificate distribution account out of the amounts on deposit in the collection account. The amounts to be distributed to the note distribution account and the certificate distribution account will be determined in the manner described below.

     Determination of Total Available Amounts. The "TOTAL AVAILABLE AMOUNT"for a distribution date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

          "AVAILABLE AMOUNT" for a distribution date means the sum, for the prior month (and, for the initial distribution date, [describe]), of:

             (1) all collections on the secured notes held by the trust;

             (2) all secured note servicer advances; and

             (3) payments for each secured note that we repurchased or the secured note servicer purchased during the prior month.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the secured note servicer will calculate, for the preceding month and the current distribution date, the Total Available Amount, the Available Amount, the total servicing fee for the secured note servicer, the Aggregate Noteholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount and other items. Based on those calculations, the secured note servicer will deliver to the indenture trustee a certificate specifying such amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on the distribution date:

          [(1) the amount, if any, to be withdrawn from the reserve account and deposited in the collection account;]

          (2) the amount to be withdrawn from the collection account and paid to the secured note servicer in respect of its total servicing fee for that distribution date;

          (3) the amounts to be withdrawn from the collection account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders' Principal Distributable Amount and deposited in the note distribution account for payment to noteholders on that distribution date;

          (4) the amounts to be withdrawn from the collection account in respect of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount and deposited in the certificate distribution account for distribution to certificateholders on that distribution date;

          [(5) the amount, if any, to be withdrawn from the collection account and deposited in the reserve account; and]

          [(6) the amount, if any, to be withdrawn from the reserve account and paid to us.]

     The amount, if any, to be withdrawn from the reserve account and deposited to the collection account with respect to any distribution date as specified in clause (1) above will be the lesser of (x) the amount of cash or other immediately available funds in the reserve account on that distribution date and
(y) the amount, if any, by which (a) the sum of the total servicing fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for that distribution date exceeds (b) the Available Amount for that distribution date.

     The amount, if any, to be withdrawn from the collection account and deposited in the reserve account with respect to any distribution date as specified in clause (5) above will equal the amount, if any, by which (x) the Available Amount for that distribution date exceeds (y) the amount described in subclause (a) of clause (y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the reserve account and paid to us as specified in clause (6) above with respect to any distribution date will equal the amount, if any, by which the amount on deposit in the reserve account after taking into account all other deposits, including the deposit pursuant to clause (5) above, if any, and withdrawals on that distribution date exceeds the required reserve account balance for that distribution date.

     On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders and all amounts on deposit in the certificate distribution account will be distributed to the certificateholders, in each case as described in this prospectus supplement.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the collection account on a distribution date for application as described in clauses (2), (3) and (4) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to such application for that distribution date. In calculating the amounts which can be withdrawn from the collection account and applied as specified in clauses (2), (3) and (4), the secured note servicer will allocate the Total Available Amount in the following order of priority:

          (1) the total servicing fee and prior secured note servicer advances;

          (2) any overdue interest on the notes and then the Aggregate Noteholders' Interest Distributable Amount for such distribution date;

          (3) any overdue interest on the certificates and then the Certificateholders' Interest Distributable Amount for such distribution date;

          (4) the Aggregate Noteholders' Principal Distributable Amount; and

          (5) the Certificateholders' Principal Distributable Amount.

     At any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an event of default under the indenture [resulting from a payment default], until such time as the notes have been paid in full or the declaration has been rescinded and any continuing events of default resulting from a payment default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the certificate distribution account. Any amounts otherwise distributable to the certificate distribution account will be deposited instead into the note distribution account for payments on the notes as described in this prospectus supplement.

TERMINATION OF THE TRUST

     After payment in full of the notes and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to us.

                              ERISA CONSIDERATIONS

THE NOTES

     Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the notes could change, after their issuance, if the issuer incurred losses. However, without regard to whether notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if we, the trust or any of our respective affiliates are, is or becomes a "party in interest" or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

[THE CERTIFICATES

     The certificates may not be acquired by (a) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e) (1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the certificates under ERISA, see "ERISA Considerations" in the prospectus.]

                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Mayer, Brown & Platt, our special tax counsel, for U.S. federal income tax purposes, the notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

     [All the certificates issued on the closing date will be issued to us. Accordingly, the trust will be characterized as a tax non-entity and hence a division of us for federal income tax purposes. See "Federal Income Tax Considerations--Tax Non-Entity Certificates" in the prospectus.] If we sell less than all of the certificates or if the trust issues additional certificates, this characterization may change.]

     [In the opinion of Mayer, Brown & Platt, the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust for federal income tax purposes. If the Internal Revenue Service were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the secured notes and, subject to certain limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees.]

     See "Federal Income Tax Considerations" and "State and Local Tax Consequences" in the prospectus.

                              PLAN OF DISTRIBUTION

     Under the terms and conditions set forth in the underwriting agreement, the issuer has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the issuer, the principal amount of notes set forth opposite its name below:

              AGGREGATE PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

            UNDERWRITER                CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES
            -----------                ---------------    ---------------    ---------------
     Total.........................        $                  $                  $
                                           =======            =======            =======

     We have been advised by the underwriters that the several underwriters propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.

                                                             SELLING
                                                            CONCESSION    REALLOWANCE
                                                            ----------    -----------
Class A-1 Notes.........................................            %             %
Class A-2 Notes.........................................            %             %
Class A-3 Notes.........................................            %             %

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of such transactions. Neither the issuer nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     We will receive proceeds of approximately $          from the sale of the
notes (representing      % of the principal amount of each note) after paying
the underwriting discount of $          (representing      % of the principal
amount of each note). Additional offering expenses are estimated to be
$          .

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and certificates will be passed upon for the underwriters by Brown & Wood LLP. Brown & Wood LLP has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates in matters not related to the offering of the securities.

                                    GLOSSARY

     The following are definitions of terms used in this prospectus supplement:

     "AGGREGATE NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Noteholders' Interest Distributable Amounts for all classes of notes for that distribution date.

     "AGGREGATE NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the sum of the Noteholders' Principal Distributable Amounts for all classes of notes for that distribution date.

     "AGGREGATE SECURED NOTE VALUE" means, as of any date, the sum of the Secured Note Values for all the secured notes in the pool of secured notes held by the trust.

     "CERTIFICATE BALANCE" means, initially, $          and, on each
distribution date, will equal the initial Certificate Balance, reduced by all distributions in respect of the Certificate Balance actually made on or prior to that date to certificateholders.

     "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, interest equal to one-twelfth of the pass through rate on the certificates multiplied by the certificate balance as of the close of the preceding distribution date (or, in the case of the first distribution date, interest at the pass through rate multiplied by a fraction, the numerator of
which is                and the denominator of which is 360 multiplied by the
initial certificate balance).

     "CERTIFICATEHOLDERS' PERCENTAGE" means, with respect to any distribution date, 100% minus the Noteholders' Percentage.

     "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, the lesser of (1) the Certificateholders' Percentage of the Principal Distributable Amount and (2) the Certificate Balance. In addition,
on the                distribution date, the amount required to be distributed
to certificateholders in respect of the Certificate Balance will include the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on the distribution date and allocable to payments in respect of the Certificate Balance, to reduce the Certificate Balance to zero, after giving effect to any required distribution of the Aggregate Noteholders' Principal Distributable Amount to the note distribution account. In addition, on any distribution date on which, after giving effect to all distributions to the secured note servicer (other than additional servicing), the noteholders and the certificateholders on the distribution date, (1) the outstanding principal balance of the notes is zero and (2) the amount on deposit in the reserve account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount will include an amount equal to that Certificate Balance.

     "DISCOUNT RATE" means the sum of the highest rate of interest on any series of notes [or class of certificates] issued under this prospectus supplement, plus 0.25%.

     "MONTHLY SCHEDULED INSTALLMENT" means, with respect to each secured note, as of any date of determination, any of the remaining monthly installment of principal and interest or interest alone payable to the holder of the secured note from the date of determination to the Stated Maturity as set forth in the payment schedule on the secured note.

     "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any class of notes and any distribution date, the product of (1) the outstanding principal balance of such class of notes as of the close of the preceding distribution date [(or, in the case of the first distribution date, the outstanding principal balance on the closing date)] and (2) one-twelfth of the interest rate for that class (or, in the case of the first distribution date, the interest rate for such class multiplied by a fraction, the numerator of which is and the denominator of which is 360).

     "NOTEHOLDERS' PERCENTAGE" means 100% until the principal balance of the notes is paid in full, and zero after payment of the principal balance of the notes.

     "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to a class of notes on a distribution date, the lesser of (1) the remainder of (A) the Noteholders' Percentage of the Principal Distributable Amount minus (B) the outstanding principal balance for each class of notes having priority of payment over that class of notes as described above under "The Notes -- Payments of Principal" and (2) the outstanding principal balance of that class of notes as of the close of the preceding distribution date. In addition, on the final scheduled distribution date for any class of notes, the Noteholders' Principal Distributable Amount for that class of notes will also include the amount that is necessary, after giving effect to the other amounts to be deposited in the note distribution account on the distribution date and allocable to payments of principal, to reduce the outstanding principal balance of that class of notes to zero.

     "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any distribution date, an amount equal to the difference between (a) the sum of the Secured Note Values for all of the secured notes as of the close of business on the previous distribution date (or, with respect to the initial distribution date, the closing date) and (b) the sum of the Secured Note Values for all of the secured notes as of that distribution date.

     "SECURED NOTE VALUE" means, with respect to each secured note, as of the
cutoff date of                ,           and each distribution date, the lesser
of (a) the principal balance of the secured note and (b) the sum of the present value of each Monthly Scheduled Installment of the secured note due thereafter, discounted from the distribution date on which each Monthly Scheduled Installment is due and payable to the date of determination, at a rate equal to the Discount Rate (after giving effect to all payments due on the secured note on that date).

     "STATED MATURITY" means the date specified in the secured note as the fixed date on which the principal of, and interest on, the secured note is due and payable.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL             ,      , ALL DEALERS EFFECTING TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                            CAPITAL AUTO RECEIVABLES
                          ASSET TRUST         - SN[1]

                                 $
                               ASSET BACKED NOTES

                                 [$
                           ASSET BACKED CERTIFICATES]

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER

                      ------------------------------------
                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  UNDERWRITERS